EXHIBIT 10.45

5








                                                ONE MEMORIAL DRIVE
                                             CAMBRIDGE, MASSACHUSETTS




                                            AMENDED AND RESTATED LEASE


                                            dated as of January 1, 1998


                                                  By and Between


                                      ONE MEMORIAL DRIVE LIMITED PARTNERSHIP


                                                        and


                                      PUTNAM, HAYES & BARTLETT, INCORPORATED




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                                                 TABLE OF CONTENTS

                                                                            Page

ARTICLE I

             REFERENCE DATA ...................................................1
                           1.1 Subjects referred to............................1
                           1.2 Exhibits .......................................3

ARTICLE II

             PREMISES AND TERM ................................................3
                       2.1 Premises .........................................  3
                       2.2 Common Facilities ..................................4
                       2.3 Landlord's Reservations ............................4
                       2.4 Term ...............................................4
                       2.5 Additional Terms ...................................4
                       2.6 Determination of Fair Rental Value..................5

ARTICLE III

             CONSTRUCTION.......5
                       3.1 Intention Ily Deleted ..............................5
                    3.2 Tenant Changes and Additions ..........................5
                       3.3 Landlord's Construction Contribution ...............7
                       3.4 General Provisions Applicable to Construction ......8
                       3.5 Construction Representatives .......................8

ARTICLE IV

            RENT  .............................................................8

                       4.1 Fixed Rent .........................................8
                       4.2 Additional Rent ....................................9

ARTICLE V

             LANDLORD'S COVENANTS ...........................................15
                           5.1 Landlord's Covenants .........................15
                           5.2 Interruptions ................................15





ARTICLE VI

             TENANT'S COVENANTS ..............................................16
                           6.1 Tenant's Covenants ............................16
ARTICLE VII

             CASUALTY AND TAKING .............................................22
                           7.1 Casualty and Taking ...........................22
                           7.2 Reservation of Award ..........................24

ARTICLE VIII

             RIGHTS OF MORTGAGE ..............................................24

                       8.1 Superiority of Leas ...............................24
                       8.2 No Prepayment Payment ............................25
                       8.3 No Release or Termination ........................25
                       8.4 No Modification, et ..............................26
                       8.5 Continuing Offer .................................26
                       8.6 Subordination ....................................26
                       8.7 Implementation ...................................26

ARTICLE IX

             DEFAULTS........................................................27
                           9.1Events of Default .............................27
                           9.2 Remedies .....................................28

ARTICLE X

             MISCELLANEOUS ..................................................29
                           10.1 Intentionally Deleted .......................29
                           10.2 Titles ......................................29
                           10.3 Notice of Lease .............................30
                           10.4 Holding Over ................................30
                           10.5 Notice .....................................30
                           10.6 Bind and Inure ..............................30
                           10.7 No Surrender ................................31
                           10.8 No Waiver, Etc ..............................31
                           10.9 No Accord and Satisfaction ..................31
                           10.10 Cumulative Remedies ........................31
                           10.11 Partial Invalidity and Applicable Law ......32
                           10.12 Landlord's Right to Cure Tenant's Default ..32
                           10.13 Estoppel Certificates ......................32
                           10.14 Waiver of Subrogation ............          33
                           10.15 Brokerage ...........................       33
                           10.16 Force Majeure .......................       33
                           10.17 Authority ...........................       34
                           10.18 Parking .............................       34
                           10.19 Building Directory ..................       34
                           10.20 Tenant's Right to Cure ..............       35
                           10.21 Certain Other Matters ...............       35
                           10.22 Prior Lease .........................       36





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                                                ONE MEMORIAL DRIVE
                                             CAMBRIDGE, MASSACHUSETTS

                                            AMENDED AND RESTATED LEASE

                                            dated as of January 1, 1998


                                                     ARTICLE I

                                                  REFERENCE DATA

         1.1......Subjects referred to:

         Each reference in this Amended and Restated Lease (this "Lease") to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1. 1:

          Landlord:.........   One  Memorial   Drive  Limited   Partnership,   a
          Massachusetts limited partnership

Original Address
of Landlord:......                  One Memorial Drive
         .........                  Cambridge, Massachusetts 02142

Landlord's
Construction
Representative:...         Karen A. Stitt

Tenant:  .........         Putnam, Hayes & Bartlett, Incorporated

Original Address of
Tenant:  .........         One Memorial Drive
         .........                  Cambridge, Massachusetts 02142

Tenant's
Construction
Representative:...         Barbara J. Levine

          Tenant's Space: 55,763 rentable square feet ("p.s.f.") of the building (the "Building") located on the land more particularly described in Exhibit A attached hereto consisting of 21,422 p.s.f. on Floor 15; 20,986 p.s.f. on Floor 16; and 13,355 p.s.f. on Floor 17. As used in this Lease, all p.s.f. figures include proportionate shares of all common areas of the Building. A plan showing the Tenant's Space the "Premises") is attached hereto as Exhibit B.
Total Rentable
Floor Area of the
Building:.........                  351,680 p.s.f.

Term:    .........                  Eleven (11) years, eleven (11) months.

Term Commencement
Date:    .........                  January 1, 1998.

Rent Commencement
Date:    .........                  January 1, 1998.

Term Expiration Date:      November 30, 2009.

Annual Fixed Rent: See chart below:

Rental Period.....         Annual Base Rent Monthly Base Rent P/S/F

1/1/98 - 11/30/99    $2,230,520.00             $185,876.77                $40.00

12/1/99 - 11/30/04   $2,174,757.00             $181,229.75                $39.00

12/1/04 - 11/30/09   $2,453,572.00             $204,464.33                $44.00


          Extension Options: Tenant may elect to extend the Term hereof for up to two (2) Additional Terms of five (5) years each, subject to the provisions of Section 2.5.

Tenant's Included
Share of Real
Estate Taxes:
(i) For the period commencing on January 1, 1998 and continuing through November 30, 1999, $3.00 per p.s.f. of the Premises.

          (ii) For the period commencing on December 1, 1999 and continuing through November 30, 2009, $5.50 per p.s.f. of the Premises.

Tenant's Included
Share of Operating
          Expenses: (i) For the period commencing on January 1, 1998 and continuing through November 30, 1999, $4.50 p.s.f. of the Premises.


                                    (ii) For the period  commencing  on December
                                    1, 1999 and continuing  through November 30,
                                    2009, $5.60 per p.s.f. of the Premises.

Permitted Uses:            General business office use.

          Parking Spaces: As provided in Section 10.18, up to fifty-six (56) spaces in the garage serving the Building. The monthly fee for each such parking space shall be at such rates as shall be set forth in
          Section 10. 18.

         1.2      Exhibits.

         The Exhibits listed below in this section are incorporated in the Lease by reference and are to be construed as part of this Lease:

Exhibit A         -        Legal Description of the Land.
Exhibit B         -        Plan Showing Tenant's Space.
Exhibit C         -        Determination of Fair Rental Value
Exhibit D         -        Intentionally Deleted.
Exhibit E         -        Intentionally Deleted.
Exhibit F         -        Intentionally Deleted.
Exhibit G         -        Landlord's Services.
Exhibit H         -        Rules and Regulations.



                                                    ARTICLE II

                                                 PREMISES AND TERM

         2.1      Premises.

         Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, for the Term, subject to and with the benefit of the provisions of this Lease, Tenant's Space in the building (the "Building") located on the land described in Exhibit A attached hereto, excluding exterior faces of exterior walls, the common stairways, stairwells, elevators and elevator wells, and pipes, ducts, conduits, wire and appurtenant fixtures serving exclusively or in common other parts of the Building, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the central core area of such floor. Tenant's Space, with said exclusions, is hereinafter sometimes referred to as the "Premises".

         2.2      Common Facilities.

         Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto, subject to rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common facilities in the Building or on the land on which it is located (the "Land"), including common walkways, driveways, lobbies, hallways, ramps, stairways, elevators and loading platforms; (b) the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises; and (c) if the Premises include less than the entire rentable area of any floor, the common toilets and other common facilities.

         2.3      Landlord's Reservations.

Upon reasonable prior notice (except in the event of emergency constituting an imminent threat to persons or property), Landlord reserves the right from time to time, without unreasonable interference with Tenant's Permitted Uses, to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures wherever located in the Building, and to alter or relocate any other common facility, provided that the substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in this Section 2.3 shall be located in the central core area, above ceiling surfaces, below floor surfaces or within the perimeter walls of the Premises to the extent practicable, and in all events shall not materially reduce rentable area or floor to ceiling height. Except to the extent required by emergencies, Landlord will use reasonable efforts to perform all such work at such times and in such manner as will minimize any disruption of the conduct of Tenant's business.

         2.4      Term.

         To have and to hold the Premises for a period commencing with the Commencement Date, and continuing for the Term unless sooner terminated as provided elsewhere in this Lease.

         2.5      Additional Terms.

         Provided that Tenant is not then in default after any applicable grace periods (a) in the payment of the Annual Fixed Rent, or Additional Rent, or (b) of any other obligation of Tenant under this Lease, pursuant to any outstanding notice thereof referred to in Section 9. 1, Tenant shall have the right to extend the Term hereof for up to two (2) successive periods of five (5) years each, such options to extend to be exercised by the giving of notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the then current term. Upon the giving of each such notice, this Lease and the Term hereof shall be extended, for an additional term of five (5) years, without the necessity for the execution of any additional documents. Time is of the essence in the giving of such notice. In no event shall the Term hereof be extended for more than ten (10) years after the expiration of the Initial Term, nor shall Tenant have the right to exercise succeeding extension options unless it has duly and validly exercised the extension option next preceding the extension option being currently exercised by Tenant. The Extension Term shall be upon all the terms, conditions and provisions of this Lease except that the Annual Fixed Rent during each of the Extension Terms shall be ninety-five percent (95 %) of the Fair Rental Value (as agreed between the parties or as determined by appraisal of the Premises for such Extension Term, but in no event less than $44.00 p.s.f. for all floors, which, if not agreed upon by Landlord and Tenant within three (3) months of the date on which the applicable Extension Term is to commence, shall be determined by appraisal as provided in Section 2.7. Notwithstanding the foregoing, Tenant may advance said three (3) months period to a fifteen (15) month period upon written notice to Landlord prior to the commencement of such fifteen (15) month period to the end that any rental to be determined by appraisal shall have been determined and made known to Tenant prior to the last date on which Tenant is required to give notice of its intention to exercise its next arising extension option. For purposes of Section 2.7, the day following expiration of the Original Term or an immediately preceding Extension Term shall be deemed the relevant Available Date.

         2.6      Determination of Fair Rental Value.

         In the event the Fair Rental Value of the Premises during any Additional Term must be determined by appraisal, the determination of Fair Rental Value shall be made as provided in Exhibit C hereto.


                                                    ARTICLE III

                                                   CONSTRUCTION

         3.1      Intentionally Deleted.

3.2      Tenant Changes and Additions.

Tenant may, from time to time after commencement of the Term, make changes and additions to the Premises in accordance with plans and specifications therefor first approved by Landlord. Non-structural changes within the Premises costing $25,000.00 or less in any one instance and aggregating no more than $200,000.00 during the entire term hereof may be made by Tenant without the need for Landlord's approval; however, in any such instance Tenant shall give written notice thereof to Landlord prior to commencing any such change and otherwise shall be bound by the remaining provisions hereof. Tenant shall have the right to make structural changes to the Premises with the written consent of the Landlord which shall ,not be unreasonably withheld or delayed. No structural change of any nature may be made, however, if the same affects the appearance of the Building aesthetically; is visible from outside the Building; materially and adversely affects the operation of the Building or the rights of other tenants thereof; adversely affects any structural member of the Building; and unless notice of such intended change together with a complete set of plans and specifications therefor is delivered to the Landlord at least 30 days prior commencement of the installation of such change. Tenant may make non-structural changes in excess of the above amounts upon receiving Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Without limiting Landlord's rights to disapprove any such changes and additions, Landlord need not approve such plans and specifications if the proposed changes and additions will require significant expense to readapt the Premises to normal office use on lease termination (unless Tenant pays such increased costs), or will increase the cost of insurance or taxes on the Building or of Landlord's services called for by Section 5.1 or will violate any other provision of this Lease. All fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant or by Landlord o n Tenant's behalf, shall, subject to Tenant's right to make alterations, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless Landlord grants its permission to the removal of same, within twenty (20) days after the receipt of written notice from Tenant requesting such permission. Nothing in this Section shall be construed to prevent Tenant's removal of trade fixtures, but upon removal of any such trade fixtures from the Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to installation and repair any damage to the Premises or the Building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the Premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. All of Tenant's changes and additions shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or Land or interfere with Building operation, and shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord which approval shall not be unreasonably withheld or delayed. Except with respect to work by Landlord's general contractor, Tenant, before its work is started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; cause each contractor to carry workmen's compensation insurance in statutory amounts covering all of the contractor's and subcontractor's employees, commercial general liability insurance, including broad form property damage and contractual liability with the following minimum limits: general aggregate $2,000,000, Products/completed operations aggregate $2,000,000, each occurrence $1,000,000, personal & advertising injury $1,000,000 and medical payments $5,000 per person. In addition Tenant shall cause each contractor and subcontractor to carry employer's liability insurance covering bodily injury by disease with such limit not less than $1,000,000 for each person and a 1,000,000 policy limit, bodily injury by accident with limits of not less than $1,000,000; automobile liability insurance with a combined single limit of not less than $1,000,000 which shall cover all owned, non-owned and hired motor vehicles which are operated on behalf of the contractor and/or subcontractor, and an umbrella/excess liability policy with minimum limits of $5,000,000 in the aggregate and $5,000,000 per occurrence. All policies shall be written by companies rated not less than A - VIII by Best's Insurance Reports (all such insurance to name Landlord, Tenant and any mortgagee o f Landlord as additional insureds) and contain a minimum of thirty (30) days notice of cancellation. Tenant shall deliver or cause to be delivered to Landlord certificates of all such insurance prior to the commencement of any work on the Premises and shall provide upon Landlord's request certified copies of the insurance policies. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by, or on behalf of Tenant, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises, the Building or any interest of Landlord therein. Tenant agrees promptly upon notice or knowledge thereof to discharge or bond over any such liens which may so attach in accordance with Section 6.1.13 hereof, and agrees to indemnify Landlord for, from and against any and all loss, cost or expense (including, but not limited to, reasonable attorneys'. fees and costs) incurred by Landlord as a result of Tenant's work. The payment by Landlord of Landlord's Contribution (as defined in Section 3.3 below) shall not be construed as a "cost or expense" from which Tenant must indemnify Landlord pursuant to the preceding sentence.

         Each contractor and subcontractor must agree in their respective contracts to defend, save, indemnify and hold harmless Landlord, its subsidiaries, officers, agents and employees from any and all claims, demands, damages, losses, costs, expenses, judgements, or liabilities arising out of or resulting from the relevant contractor, contractor's employees, agents, performance of its work in, on or about the Premises. Such contracts must also contain a mutual waiver of subrogation to the effect that the Landlord, contractors and subcontractors waive all rights against each other, any of their agents and employees for damages caused by fire or any other perils covered by a standard special causes of loss form property policy. All property insurance policies shall contain a waiver of subrogation by endorsement or otherwise, and the aforesaid contracts shall provide that Landlord agrees, and the contractor and its subcontractors will have agreed in their contracts as aforesaid that property insurance represents the sole recourse for loss or damage to property and each will have waived rights to recover for property damage from each other.

3.3 Landlord's Construction Contribution. Landlord agrees to pay up to the sum of Six Hundred Thousand Dollars ($600,000.00) ("Landlord's Contribution") to Tenant to reimburse Tenant, in part, for the cost of improvements made to the Premises after the date hereof, including, but not limited to, soft costs incurred such as architectural design fees, other professional fees and cabling costs. Fifty percent (50%) (the "First Fifty Percent") of the Landlord's Contribution shall be made available to Tenant on or after January 1, 1998 and must be requisitioned by Tenant on or prior to December 31, 2000. The remaining fifty percent (50%) (the "Second Fifty Percent") of the Landlord's Contribution shall be made available to Tenant on or after December 1, 1999 and must be requisitioned by Tenant on or prior to December 31, 2003. For the overlapping time period from December 1, 1999 until December 31, 2000, Tenant shall first requisition contributions available from the First Fifty Percent, but if the First Fifty Percent has been fully requisitioned by Tenant, the Second Fifty Percent shall be available to Tenant. Each request for an advance of Landlord's Contribution (a "Requisition") submitted by Tenant to Landlord shall be made no more frequently than once in any calendar month, shall bear the certification of Tenant's architect as to the nature of the portion of the Tenant Improvements installed and the amount actually disbursed by Tenant thereagainst. Each such Requisition shall be accompanied by copies of partial lien waivers or final lien waivers (in the case of the final installment) from all contractors and subcontractors, shall be in such detail and contain such supporting documentation as Landlord reasonably may require and shall be subject to the approval of Landlord and/or its professional consultants acting reasonably. Within twenty-five (25) days of the receipt of each Requisition, Landlord shall disburse to Tenant a sum equal to ninety percent (90%) of the amount set forth therein, the remaining ten percent (10%) of each Requisition to be disbursed only upon full completion of the Tenant Improvements with respect to which such portions of Landlord's Contribution is being applied (including all "punch list" items), provided that Landlord is reasonably satisfied that such Tenant Improvements have been constructed in accordance with Tenant's Plans and upon the reasonable satisfaction of Landlord that no mechanics or other liens relating to such Tenant Improvements will thereafter arise against the Land, the Building or the Premises. At Landlord's election, payments under any Requisition may be made jointly to Tenant and Tenant's general contractor in such manner (such as joint payees on a check), as to require acknowledgment of receipt of the amount of such payment by both parties.


         3.4      General Provisions Applicable to Construction.

         All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurance industry standards, and meet or exceed the building standard, as same may change from time to time.

         3.5      Construction Representatives.

         Each party authorizes the other to rely in connection with the original design and construction upon a written approval on the party's behalf by any Construction Representative of the party named in Article I above or any person hereafter designated in substitution or addition by notice to the party relying.


                                                    ARTICLE IV

                                                       RENT

         4.1      Fixed Rent.

         Tenant agrees to pay, without any offset or deduction whatever except only, to the extent applicable, as specifically provided pursuant to the provisions of Articles III, V and VII hereof, Annual Fixed Rent to Landlord at the appropriate rate set forth in Section 1. 1 hereof, in equal installments of 1/12th of the Annual Fixed Rent in advance on the first day of each calendar month included in the Term, commencing on the Rent Commencement Date and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion. Tenant shall pay all rent when due; and no invoice for rent due or to become due or notice of rent past due shall be required.

         4.2      Additional Rent.

                  4.2.1    Taxes.

         Tenant shall pay to Landlord as additional rent a proportionate share (as defined in Section 4.2.4) of all real estate taxes (as defined in Section 4.2.2) imposed against the Building and the Land attributable to the period commencing twelve (12) months after the Term Commencement Date, prorated with respect to any portion of a fiscal year in which the first anniversary of the Term of this Lease occurs or the Tenn ends. Such payments shall be due and payable ten (10) days after notice is given to Tenant by Landlord, which notice is intended to be given during the period thirty (30) days just prior to the due date of each half fiscal year's taxes. If Landlord shall receive any refund of real estate taxes of which Tenant has paid a portion pursuant to this Section, then, out of any balance remaining after deducting Landlord's expenses incurred in obtaining such refund, Landlord shall pay to Tenant the same proportionate share of said balance, prorated as set forth above. Tenant shall with each monthly installment of Annual Fixed Rent, make tax fund payments to Landlord. The term "tax fund payments refers to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In the event that said tax fund payments are not adequate to pay Tenant's share of such taxes, Tenant shall pay to Landlord the amount by which such aggregate of tax fund payments is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus tax fund payment to Landlord shall be accounted for to Tenant after payment by Landlord of the taxes on account of which they were made, and shall be credited by Landlord against future tax fund payments except that if such surplus tax fund payment exceeds $1,500.00, it shall, on Tenant's demand, be refunded to Tenant. If such surplus fund payment exceeds the amount that should have been paid by more than ten percent (10 %), Landlord shall pay to, or credit Tenant (as the case may be) with interest on such surplus at an annual rate of interest equal to two percent (2 %) greater than the prime rate of interest, so-called, of BankBoston, N.A. in effect at the time. Subject to the provisions of this Section, Landlord shall be responsible for payment of all real estate taxes (as hereinabove defined) imposed against the Building and the Land. If the size of the Building changes, the same shall be equitably reflected hereunder.

         4.2.2    Real Estate Taxes.

         The term "real estate taxes" as used herein shall mean all real estate taxes, assessments, and other governmental impositions and charges of every kind and nature whatsoever not included in Operating Expenses, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Term as it may be extended be assessed, imposed, become due and payable or be levied by the lawful taxing authorities against the Land, the Building, and all other improvements located on the Land (collectively, the "Property") or liens upon or arising in connection with the use or occupancy or possession of, or becoming due or payable out of or for, the Property or any part thereof, including all costs and fees incurred by Landlord in contesting same or in negotiating with the appropriate governmental authorities as to the same. Betterments and other charges payable over a period in excess of one year shall with the interest charges thereon be treated as being paid over the longest possible period.

         Except to the extent the same are generally considered to be in lieu of real estate taxes, nothing herein contained shall be construed to include as a real estate tax any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord; provided, however, that, if at any time during the Term as it may be extended the methods of taxation prevailing at the Term Commencement Date shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed, there shall be levied, assessed or imposed an income or other tax of whatever nature, then the same shall be included in the computation of real estate taxes hereunder.

         Real estate taxes shall include any excise, transaction, sales or privilege tax now or hereafter imposed by any government or governmental agency upon Landlord on account of, attributed to, or measured by rent or other charges payable by Tenant, or levied by reason of the parking made available by Landlord on the Property, and shall be repaid by Tenant to Landlord in addition to and together with the Rent and other charges otherwise payable hereunder; provided, that any tax levied by reason of the parking shall be apportioned so that Tenant shall reimburse Landlord for that portion of such parking tax in proportion to the number of parking spaces provided to Tenant under subparagraph 10. 18 hereof.


         4.2.3 Operating Expenses.

         Tenant shall pay to Landlord as additional rent a proportionate share (as defined in Section 4.2.4) of all costs and expenses incurred by Landlord from and after the period commencing twelve (12) months after the Tenn Commencement Date in the operation and maintenance of the Building and the Land in accordance with generally accepted operational and maintenance procedures
(but applied in a manner consistent with generally accepted accounting principals consistently applied), including, without limiting the generality of the foregoing, all such costs and expenses in connection with (1) insurance, (including without limitation rent insurance), license fees, janitorial service, landscaping, and snow removal, (2) wages, salaries, management fees (which shall be comparable to those fees for similar buildings), employee benefits, payroll taxes, on-site office expenses, administrative and auditing expenses, professional fees (including, without limitation, legal, accounting and consulting fees but excluding legal fees relating to disputes with tenants and excluding consulting fees not relating to the efficient operation of the Building), and equipment and materials for the operation, management, and maintenance of said Property, (3) the furnishing of heat, air conditioning, utilities, and any other service to the extent to which Landlord is not entitled to be reimbursed by tenants, (4) water and sewer rents, and (5) expenses incurred in complying with all zoning and fire regulations as they may apply to the Property (except for structural changes and capital expenditures) (the foregoing being hereinafter referred to as "operating expenses"). The following shall be excluded from the definition of operating expenses:

(a) costs of special services rendered to tenants for which a separate charge is made or which is not an obligation of Landlord under this Lease;

(b) costs incurred for the exclusive benefit of a specific tenant or group of tenants or of a space occupied by Landlord;

(c) salaries of officers and executives of Landlord not connected with the operation of the Property;

(d) any costs incurred by the negligent acts or omissions of Landlord, its agents or employees;

(e) leasing fees or commissions and advertising costs;

(f) interest, mortgage charges, taxes,
depreciation, ground rent and capital
expenditures (including (as part of such exclusion) amortization of the costs and the cost of the financing thereof);

(g) costs of reconstruction or other work incurred in connection with any fire or other casualty insured or required to be insured against hereunder;

(h) the cost of repair of damage caused by third parties if reimbursement is received therefor, Landlord agreeing to use reasonable efforts to collect the same; if such damage is caused by a tenant (other than Tenant) which Landlord, acting reasonably, has been able to identify, then such cost shall not be included in this subsection h, of this Lease;

(i) expenses related to parking operations associated with the Building other than after hours security;

(j) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, retail store, sundry shop, newsstand, concession, or athletic or recreational club;

(k) the cost of correcting defects in base building construction (i.e. excluding normal maintenance and repair expenses);

(1) insurance premiums to the extent any tenant's particular use causes Landlord's existing insurance premiums to increase or require Landlord to purchase additional insurance;

(m) any advertising or promotional expenses and objects of art;

(n) any costs representing an amount paid to an entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

(o) payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased;

(p) costs incurred due to violation by Landlord or any tenant of the Building of any lease or any laws, rules, regulations or ordinances applicable to the Building;

(q) any expenditure which due to warranty, was not made, or for which Landlord was reimbursed, in the year establishing the base amount of operating expenses; and

(r) Expenditures for capital items other than an amount equal on a per annum basis to the operating expenses that would have been incurred for such period absent the installation of any such capital item.

         Operating expenses shall be reduced by the amount of insurance proceeds, reimbursements, discounts or allowances received by Landlord in connection with such costs.

As soon as Tenant's share of operating expenses with respect to any calendar year can be determined, a statement of Tenant's share will be sent to Tenant at which time said amount shall become payable to Landlord within thirty (30) days following the date of said statement, subject to proration with respect to any portion of a calendar year in which the Term of this Lease begins or ends. Landlord's records of operating expenses with respect to each calendar year shall be available for inspection by Tenant for six (6) months following delivery by Landlord of its statements of operating, expenses for such year. Tenant may, at reasonable time and after notice to Landlord, inspect all invoices and other supporting material relevant to the computation of said operating expenses. Tenant shall with each monthly installment of Annual Fixed Rent, make operating fund payments to Landlord. The term "operating fund payments" shall refer to such payments as Landlord shall reasonably determine to be sufficient to provide in the aggregate a fund adequate to pay, when they become due and payable, all payments required from Tenant under this Section. In calculating operating fund payments, Landlord shall take into account the operating expenses incurred in the previous year. In the event that the aggregate of said operating fund payments is not adequate to pay Tenant's share of operating expenses, Tenant shall pay to Landlord the amount by which such aggregate is less than the amount of said share, such payment to be due and payable at the time set forth above. Any surplus operating fund payments shall be accounted for to Tenant after such surplus has been determined, and shall be credited by Landlord against future operating fund payments except that if such surplus operating fund payment exceeds $1,500.00, it shall on Tenant's demand be refunded to Tenant. If such surplus fund payment exceeds the amount that should have been paid by more than ten percent (10%), Landlord shall pay to, or credit Tenant (as the case may be) with interest on such surplus at an annual rate of interest equal to two percent (2%) greater than the prime rate of interest, so-called, of the BankBoston, N.A., in effect at the time. In the event of a dispute between Landlord and Tenant as to the propriety in the amount or nature of any operating expense Landlord has requested Tenant to. pay, Tenant shall pay the same at the time called for hereunder as if the same were properly due, but upon notice from Tenant to Landlord, the matter shall be submitted to arbitration in a manner reasonably consistent with the provisions of Exhibit C, hereto.

         4.2.4 Tenant's Proportionate Share.

         Tenant's proportionate share of taxes payable pursuant to Section 4.2.1 shall be the excess of real estate taxes allocable to the Premises over Tenant's Included Share of Real Estate Taxes, where real estate taxes allocable to the Premises means the real estate taxes for the Property multiplied by a fraction, the numerator of which is the number of p.s.f. of the Premises, and the denominator of which is the number of p.s.f. in the Total Rentable Floor Area of the Building. Tenant's proportionate share of operating expenses payable pursuant to Section 4.2.3 shall be the excess of operating expenses allocable to the Premises over Tenant's Included Share of Operating Expenses, where operating expenses allocable to the Premises means the operating expenses for the Property multiplied by a fraction, the numerator of which is the number of p.s.f. of the Premises and the denominator of which is the number of p.s.f. in the Total Rentable Floor Area of the Building.

         Reference is hereby made to that portion of Article I of this Lease which defines Tenant's Included Share of Real Estate Taxes and Tenant's Included Share of Operating Expenses for the purposes of the calculations called for in this Paragraph 4.2.4:

                                    (a) For the  period  commencing  January  1,
                  1998 and continuing through November 30, 1999, to the extent that the operating expenses allocable to the Premises amount to less than $4.50 per p.s.f., the amount of such difference shall be added to the $3.00 per p.s.f. figure of Tenant's Included Share of Real Estate Taxes. Thus by way of hypothetical example, if during any period within the Term of this Lease the operating expenses allocable to the Premises are $4.15 per p.s.f., then during the period during which said $4.15 per p.s.f. figure is applicable, Tenant's Included Share of Real Estate Taxes shall be treated as if it were $3.35 per p.s.f.; and


                                    (b) For the period  commencing  December  1,
                  1999 and continuing through November 30, 2009, to the extent that the operating expenses allocable to the Premises amount to less than $5.60 per p.s.f., the amount of such difference shall be added to the $5.50 per p.s.f. figure of Tenant's Included Share of Real Estate Taxes. Thus by way of hypothetical example, if during any period within the Term of this Lease the operating expenses allocable to the Premises are $5.00 per p.s.f., then during the period during which said $5.00 per p.s.f. figure is applicable, Tenant's Included Share of Real Estate Taxes shall be treated as if it were $6.10 per p.s.f.; and


                                    (c) For the  period  commencing  January  1,
                  1998 and continuing through November 30, 1999, to the extent that the real estate taxes allocable to the Premises amount to less than $3.00 per p.s.f., the amount of such difference shall be added to the $4.50 per p.s.f. figure of Tenant's Included Share of Operating Expenses. Thus by way of hypothetical example, if the real estate taxes allocable to the Premises are $2.70 per p.s.f., then during the period during which said $2.70 per p.s.f. figure is applicable, Tenant's Included Share of Operating Expenses shall be treated as if it were $4.80 per p.s.f., and


                                    (d) For the period  commencing  December  1,
                  1999 and continuing through November 30, 2009, to the extent that the real estate taxes allocable to the Premises amount to less than $5.50 per p.s.f., the amount of such difference shall be added to the $5.60 per p.s.f. figure of Tenant's Included Share of Operating Expenses. Thus by way of hypothetical example, if the real estate taxes allocable to the Premises are $5.25 per p.s.f., then during the period during which said $5.25 per p.s.f. figure is applicable, Tenant's Included Share of Operating Expenses shall be treated as if it were $5.85 per p.s.f.


         Notwithstanding the forgoing, at no time during the term of this Lease shall Tenant's Included Share of Real Estate Taxes and Tenant's Included Share of Operating Expenses, taken together, exceed the aggregate figure of $7.50 per p.s.f. of the Premises for the period commencing January 1, 1998 and continuing through November 30, 1999, and $11. 10 for the period commencing December 1, 1999 and continuing through November 30, 2009.

         4.2.5 Tenant's Electricity Usage.

         Tenant shall utilize metered electricity directly from the public utility providing such to Tenant's Space ("Tenant's Electricity") for Tenant's use for all purposes for which Tenant uses electricity including lighting, electrical outlets and "HVAC", so-called. Landlord shall allow its vaults, wires, risers and conduits to be used by Tenant, acting reasonably, for such purposes. Such facilities shall be stubbed to a central service area on each floor. Tenant shall pay the cost of the same directly to such utility. Landlord shall furnish electricity for use in common areas, Tenant's use of which, if consumed during other than normal Building Hours (as defined in Exhibit G), and to the extent of what otherwise would have been supplied (and then only upon request of Tenant may be separately charged to Tenant, provided that such charges shall be fairly allocated among all tenants using such electricity. Tenant shall not, without Landlord's prior consent in each instance, connect anything to the Building's electric system which would constitute a use inconsistent with the electrical system servicing the Premises. Should Landlord grant such consent, all additional risers or other equipment therefor shall be provided by Landlord at the Tenant's expense. Landlord shall make arrangements regarding replacement of lighting tubes, lamps, bulbs and ballasts for Tenant's Space at Tenant's expense, -but to be billed to Tenant at Landlord's cost, reasonably calculated.





                                                     ARTICLE V

                                               LANDLORD'S COVENANTS

         5.1      Landlord's Covenants.

         Landlord covenants:

                                    5. 1. 1 to furnish, through Landlord's employees or independent contractors, the services listed in Exhibit G, all of the same to be equivalent to those customarily supplied to first class office buildings in the Boston and Cambridge areas.


                                    5.1.2  except  as  otherwise  provided  with
                  respect to Landlord's Building restoration obligations set forth in Article VII, to make such repairs to the roof, structural elements,

foundation, insulation, caulking, exterior walls and glass, floor slabs and all parts of the common areas and facilities of the Building, Garage, and landscaping as may be necessary to keep them in condition suitable for a first-class office building.

                  5.1.3 that Landlord has the right to make this Lease and that Tenant, on paying the rent and performing its obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises throughout the Term, subject to all terms and provisions hereof.

                  5.1.4 to keep the Property free of liens for unpaid real estate taxes and to the extent required by the terms of this Lease to maintain insurance on the common areas.

         5.2      Interruptions.

         Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power and other utility losses and shortages, the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Property however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in
Section 7. 1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

         Upon reasonable prior notice (except in the event of emergency constituting an imminent threat to persons or property), Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage or interruption, Landlord shall exercise reasonable diligence to minimize any inconvenience to Tenant.

         The foregoing provisions hereof to the contrary notwithstanding, in the event any power or other utility failure or service failure (other than office cleaning) which is an obligation of Landlord under this Lease (including failure of elevator service and failure to repair any structural element of the Building which Landlord is obligated to repair hereunder) results in Tenant's inability to conduct its business on the Premises substantially as permitted hereunder (herein, a "Shutdown"), and in the event such Shutdown continues for more than fifteen business days or for more than five consecutive business days (in each case) in any calendar year, then the Annual Fixed Rent hereunder shall be abated for each additional business day in such calendar year during which such Shutdown continues. Further, if a Shutdown continues for twelve consecutive months, Tenant shall have the right thereafter, by written notice given to Landlord while such Shutdown continues, to terminate this Lease.

                                                    ARTICLE VI

                                                TENANT'S COVENANTS

         6.1      Tenant's Covenants.

         Tenant covenants, and with respect to the provisions of Subsection 6.1.3, below, Landlord covenants, during the Term and such further time as Tenant occupies any part of the Premises:

                                    6.1.1  to pay when  due all  fixed  rent and
                  additional rent; a late charge of two percent (2%) on all fixed and additional rent not paid within three (3) days of the date written notice is given to Tenant that such rent has not been paid, which notice shall not be given earlier than five (5) days after the day such rent is due; all taxes which may be imposed on Tenant's personal property on the Premises (including without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, and to the extent the nonpayment of the same would be a lien on any property, or an obligation of the Landlord, all charges by Landlord or public utilities for electricity, telephone, and gas services and service inspections therefor, and all charges by public utilities for installation of metering devices (which charges shall be apportioned on a floor area basis for multi-tenanted floors). Any charge by Landlord in connection with the provision of utilities or the servicing thereof shall be at the cost billed to Landlord for the same;


                                    6.1.2  except  as   otherwise   provided  in
                  Article VII and Sections 5. 1. 1 and 5.1.2, to keep the Premises, including all interior glass, clean and in good order, repair and condition, reasonable wear and damage by fire and casualty only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all changes and additions therein in such order, repair and condition, first removing all goods, effects, and fixtures of Tenant and any items the removal of which is required by any agreement given pursuant to Sections 3.1 or 3.2 hereof, or specified therein to be removed at Tenant's election and which Tenant elects to remove, and repairing all damage caused by such removal and restoring the Premises and leaving them clean and neat;


                                    6.1.3 not to injure or deface the  Premises,
                  Building, Land, or Property, nor to permit in the Premises any auction sale, or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to commit or permit any waste in or with respect to the Premises, nor to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is improper, offensive, contrary to law or ordinance, or liable to invalidate, or (unless Tenant pays the same, or if caused by more than one party, its equitable share thereof) increase the premiums for, any insurance on the Building or the Property or its contents or liable to render necessary any alteration or addition to the Building or the Property;


                                    6.1.4  not to  obstruct  in any  manner  any
                  portion of the Building not hereby leased or any portion thereof or of the Property used by Tenant in common with others; not without prior consent of Landlord (which consent shall not be unreasonably withheld or delayed) to permit the painting or placing of any signs or the placing of any curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with the Rules and Regulations set forth in Exhibit H and all other reasonable Rules and Regulations of general applicability to all tenants in the Building hereafter made by Landlord which Landlord shall use reasonable efforts to apply in a nondiscriminatory manner, of which Tenant has been given notice. Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations. In the event of any inconsistency between any of said Rules and Regulations and the terms of this Lease, the terms of this Lease shall prevail;


         6.1.5 to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than the Permitted Uses, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses;

         6.1.6

                                    (a) That in the  event  Tenant  proposes  to
                  assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice thereof sixty (60) days prior thereto which notice shall specify the date on which such assignment or subletting is to occur or commence. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant but only for the term so specified in which event Tenant will be relieved of all further obligations hereunder as to such space on that date for the term so specified, or (2) to permit Tenant subject to all the remaining terms and provisions of this Lease to assign this Lease or sublet such space, provided, however, that in the case of such later election by Landlord, such subletting or assignment shall be permitted only to a party with a general reputation in the business community comparable to that of Tenant and of comparable creditworthiness (but, with respect to any subletting, taking into account the amount of space sublet and the term thereof). If Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (2) above. If Landlord elects to exercise option (2) above, Tenant agrees to provide at its expense, reasonable, proper and legal direct access from the assignment or subleased space to a public corridor of the Building.


                                    (b) If Landlord  consents to any  subletting
                  or assignment by Tenant as hereinabove provided, and subsequently any rents received by Tenant under any such sublease are in excess of the rent payable by Tenant under this lease, or any additional consideration is paid to Tenant by the assignee under any such assignment, then fifty percent (50%) of the excess rents (after deduction for actual and reasonable "out of pocket" cash expenses) under any such sublease or the additional consideration for any such assignment shall be due and payable by Tenant to Landlord as additional rent hereunder when received by Tenant, Tenant agreeing to use reasonable efforts to collect the same.


                                    (c) Notwithstanding anything to the contrary
                  contained herein, Tenant shall have the absolute right to assign its interest in this Lease or sublet the Premises without Landlord's consent (and in such cases the foregoing subparagraphs (a) and (b) shall not apply) in connection with any assignment or sublease to any parent, subsidiary, or other entity controlled by or under common control with Tenant; any assignment or sublease occurring by operation of law; and any assignment or sublease occurring in connection with a sale of all or substantially all of the assets or capital or common stock of Tenant or a consolidation or merger of Tenant.


                                    (d) No assignment  shall be deemed permitted
                  hereunder unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by through or under Landlord, but the failure or refusal of such assignee to execute such instrument of assumption shall not release or discharge such assignee from its liability hereunder nor shall execution of such instrument of assumption affect the continuing primary liability of Tenant.


                                    (e)  No  subletting  or  assignment  of  any
                  nature by Tenant shall relieve Tenant of any obligations under this I-ease.


                                    (f)  Tenant  shall  have no right to  assign
                  this Lease or sublet all, or any portion of the Premises while any default exists hereunder beyond any applicable grace period.


                                    (g) No  assignment or sublease of any nature
                  may be made to any party who then is a tenant or occupant of the Building unless Landlord, itself, is unable to satisfy the need of such proposed assignee or sublessee.


         In the event of any subletting under this Lease pursuant to the terms hereof, upon the request of Tenant, Landlord will provide the subtenant thereunder (the "Subtenant") with an agreement binding upon Landlord providing that in the event of termination of the Lease by virtue of Tenant's default, Landlord will continue to recognize and accept the Subtenant as a tenant in the sublet premises for the term of the Subtenant's (sub) tenancy provided (a) the terms of such subtenancy are identical to the provisions of the Lease (or at least no less favorable to Landlord) other than (i) the rental, tax escalation and operation expense payments and the parking space allocation under the sublease may be reduced in proportion to the amount of floor space so subleased;
(H) the Subtenant shall have no rights to extend the term of the sublease past the original term of the Lease or have any rights to expand its premises or take advantage of any options or first refusal on any space in the Building (including the space leased under the Lease but not demised under the sublease);
(iii) the term of such sublease shall not commence until after the Commencement date under the Lease with the result that Tenant shall have no construction obligations to the Subtenant under paragraph 3.1 of the lease; and (b) the floor space covered by such sublease shall cover the entire amount (and no less than the entire amount) of one or more "Sublease Sections" of the Premises as referred to on Exhibit I hereto;

         6.1.7 To the maximum extent this agreement may be made effective according, damages, losses, injuries or claims of whatever nature arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property, occurring after the date that possession of the Premises is first delivered to Tenant and until the end of the Term and thereafter, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land or with respect to the parking facilities provided pursuant to the Lease, in each of the foregoing instances where such accident, injury or damage results, or is claimed to have resulted, from an act or omission on the part of Tenant or Tenant's agents or employees, licensees, invitees, servants or contractors. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, and the defense thereof.

         Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of liability insurance more particularly described below in this Section 6.1.7 under which Landlord (and any ground lessor and holder of a mortgage on the Property of whom Tenant has knowledge) and Tenant are named as insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7. 1, in the broadest form of such coverage, from time to time available. Each such policy shall be non-cancelable and non-amendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to Landlord and such ground lessors and mortgagees without thirty (30) days' prior written notice to Landlord and such ground lessors and mortgagees and a duplicate original thereof shall be delivered to Landlord. Without limitation of the foregoing, the scope of such insurance shall include, and the minimum limits of liability of such insurance for each year shall be: commercial general liability insurance, including broad form property damage and contractual liability: general aggregate $2,000,000, each occurrence $1,000,000, personal & advertising injury $1,000,000 and medical payments $5,000 per person; employer's liability insurance covering bodily injury by disease with such limit not less than $1,000,000 for each person and a 1,000,000 policy limit; bodily injury by accident with limits of not less than $1,000,000; and an umbrella/excess liability policy with minimum limits of $5,000,000 in the aggregate and $5,000,000 per occurrence. All policies shall be written by companies rated not less than A - VIII by Best's Insurance Reports. Landlord may from time to time during the Term hereof, require higher limits, if such higher limits are carried customarily in the Boston-Cambridge area with respect to similar premises in similar properties, provided such provision is uniformly enforced within the Building;

                                    6.1.8 To keep all Tenant's employees working
                  in the Premises covered by workmen's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof;


                  6.1.9 Upon reasonable prior notice other than in the event of emergency constituting a threat to life or property to permit Landlord and Landlord's agents to examine the Premises and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary to avert an emergency, to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like, not consented to in writing (if such consent is required hereunder), and to show the Premises to prospective tenants during the last twelve (12) months of the Term or at any time after any notice of termination of this Lease, and to prospective purchasers and prospective mortgagees at any time during the term of this Lease;


                  6.1.10 Not to place a load upon the Premises exceeding an average rate of 50 pounds of live load per square foot of floor area; and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other type of vibration eliminators sufficient to eliminate such vibration or noise;


                                    6.1.11   All  the   furnishings,   fixtures,
                  equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless caused by the negligence or willful misconduct of Landlord or its agents or employees;


                                    6.1.12  Not to suffer or permit any liens to
                  stand against the Premises by reason of work done, labor services performed or materials provided for or at the request of Tenant. Tenant shall cause any such liens to be discharged within thirty (30) days after the date of notice to Tenant or Tenant's knowledge of the filing thereof, but nothing herein shall prevent Tenant from contesting any such lien, provided that Tenant shall first provide a surety bond or other security therefor satisfactory to Landlord;


                                    6.1.13 In case  Landlord  or  Tenant  shall,
                  without any fault on its part, be made party to any litigation commenced by or against the other or by or against any parties in possession of the Premises or any party thereof claiming under the other, to pay, all costs, including without limitation, reasonable counsel fees incurred by or imposed upon the other in connection with such litigation; and also to pay all such costs and fees incurred by the other in connection with the successful enforcement by the other of any obligations of the other under this Lease. Any such payments due from Tenant shall be deemed Additional Rent under this Lease; and


                                    6.1.14 Upon the  expiration of this Lease or
                  should this Lease terminate for any cause, and at the time of such expiration or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the premises, the fact of such leaving of property on or in the Leased Premises shall be conclusive evidence of intent by the Tenant, Tenant's agents or subtenants, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property.


         Landlord, its agents or attorneys, shall have the right and authority without notice to Tenant, Tenant's agent or subtenants, or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant or any other party therefore. The proceeds received therefor shall belong to the Landlord as compensation for the removal and disposition of said property.


         It is understood and agreed by and between the parties hereto that none of Landlord's servants, agents or employees, have or shall have the actual or apparent authority to waive any portion of this paragraph, and the Tenant shall have no right to leave any such property upon the Premises without the written consent of Landlord.


                                                    ARTICLE VII

                                                CASUALTY AND TAKING

         .7.1     Casualty and Taking.

                                    (a) If,  during the Term,  the  Building  or
                  Premises shall be partially damaged (as distinguished from "substantially damaged," as that term is hereinafter defined) by fire or casualty, Landlord shall proceed promptly to restore the Building or Premises (consistent, however, with governmental laws and codes then in existence) to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delay in such restoration which may result from any cause beyond the reasonable control of Landlord.


                                    (b) If  during  the  Term  the  Building  or
                  Premises shall be substantially damaged (as that term is hereinafter defined) by fire or casualty, the risk of which is covered by Landlord's insurance and the holder of any outstanding mortgage which includes the Building as part of the mortgaged premises (whose actions shall, to the extent Landlord acting reasonably can effect the same, be in good faith) allows the insurance proceeds to be applied to the restoration of the Building, Landlord shall, promptly after such damage and the determination of the net amount of insurance proceeds available to Landlord, expend so much as may be necessary of such net amount to restore (consistent, however, with governmental laws and codes then in existence) the Building and Premises to substantially the condition thereof at the time of such damage, but Landlord shall not be responsible for delay in such restoration which may result from any cause beyond the reasonable control of Landlord. If the Building or the Premises shall be substantially damaged by fire or casualty (a) as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord, or (b) such holder of an outstanding mortgage (whose actions shall, to the extent Landlord acting reasonably can effect the same, be in good faith) will not allow the insurance proceeds to be applied to the restoration of the
                  Building, or (e) the net amount of insurance proceeds available to Landlord are insufficient to cover the cost of restoring the Building in the reasonable estimate of Landlord, then in any such case, Landlord may, but shall have no obligation to, restore (consistent, however, with governmental laws and codes then in existence) the Building and the Premises to substantially the condition thereof at the time of such damage or Landlord may terminate this Lease by giving notice to Tenant within forty-five (45) days after the occurrence of such fire or casualty, which notice shall recite the reason among those set forth above for such termination. Landlord shall not exercise such right of termination, however, unless, Landlord terminates all other leases then in effect in the Building, which Landlord has the right to terminate by virtue of such casualty.

                                    (c) If  Landlord  shall  notify  Tenant that
                  Landlord does not intend to restore the Building and Premises by reason of the unavailability or insufficiency of insurance proceeds, Tenant shall have the right to contribute to Landlord the amount of such insufficiency, and if Tenant shall promptly notify Landlord of Tenant's desire to contribute such insufficiency and provide Landlord with security for Tenant's undertaking in this respect satisfactory to Landlord, Landlord shall promptly commence and thereafter diligently pursue to completion the restoration of the Building and Premises unless otherwise excused by some other provision of this Article VII.


                                    (d) If Landlord  does not within  forty-five
                  (45) days after such fire or casualty, advise Tenant of the status of Landlord's obligations with respect to reconstruction, i.e., whether the net amount of proceeds available to cover the cost of restoration are sufficient for restoration which is expected to be completed within six (6) months; or that Landlord reasonably expects to restore within six (6) months regardless of the sufficiency or availability of proceeds; or that Landlord intends to terminate, Tenant itself shall have the right until Landlord intends to terminate, Tenant itself shall have the right until Landlord shall have notified Tenant of Landlord's intentions, to terminate this Lease, such termination to take effect as of the date of such Tenant's notice.


                                    (e) If the Premises  shall be  substantially
                  damaged by fire or casualty within the last eighteen (18) months of the Term (as the same may theretofore have been, as may thereafter be (by written notice given within ten (10) days of any such notice by Landlord) extended hereunder), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice.


                                    (f) The term "substantially  damaged as used
                  in this Article VII, shall refer to damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence.


                                    (g) Except as hereinafter  provided,  if the
                  Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Tenant shall have the right to terminate this Lease by notice to Landlord of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking. If so much of the Building shall be so taken that continued operation of the Building would be uneconomic, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.


                                    (h)  Should any part of the  Premises  be so
                  taken or condemned during, the Tenn, and should this Lease be not terminated in accordance with the foregoing provisions, Landlord agrees to use due diligence to put what may remain of the Premises (consistent, however, with governmental laws and codes then in existence) and common areas of the Building servicing the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable.


                                    (i) If the Premises shall be damaged by fire
                  or other casualty, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which temporarily or permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and Additional Rent shall be abated for the applicable portion or remainder, as the case may be, of the Term. In both cases, above, if any space not damaged or taken nevertheless becomes unusable, such fact shall be taken into account when calculating the rent for the remaining space.


                                    (ii) In the event the  Premises  or Building
                  are damaged by fire or casualty and Landlord either elects or is obligated to restore the same pursuant to any of the foregoing provisions of this Article VII, if Landlord has not substantially completed (as that term is defined in Section
                  3.1 hereof) such restoration within six months of the date of the occurrence of the fire or casualty that has caused such damage, Tenant may terminate this lease by written notice to Landlord given within ten business days after the end of such six-month period but in all events prior to the time of such substantial completion.


         7.2      Reservation of Award.

         Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Property and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) movable trade fixtures installed by Tenant or anybody claiming under Tenant at its own expense or fixtures, items or leasehold improvements, whether deemed realty or not, the removal of which is required or permitted by any agreement given pursuant to Sections 3.1 or 3.2, and for which Tenant has paid the entire cost thereof, or (ii) relocation expenses recoverable by Tenant from such authority in a separate action.


                                                   ARTICLE VIII

                                                RIGHTS OF MORTGAGEE

         8.1      Superiority of Lease.

         Except as otherwise provided in Section 8.6 below, this Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other encumbrance arising after the date hereof on the Land or Building, or both, which are separately and together hereinafter in this Article VIII referred to as "the mortgaged premises." The word "mortgagee" as used in this Lease shall include the holder for the time being and any ground lessor or sublessor whenever the context permits.

         8.2      No Prepayment Payment.

         No fixed rent, additional rent, or any other charge shall be paid prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be void as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         8.3      No Release or Termination.

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and
(ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 8.3 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. Reasonable times as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time, not less than thirty (30) days, to correct or cure the condition if such condition is determined to exist.

         Notwithstanding  the  foregoing,   the  period  of  time  during  which
Landlord's mortgagees shall have to cure the following defaults or failures of Landlord (should they occur):

(i) failure to provide power or other utility services or repairs required of Landlord hereunder for a period in excess of twelve consecutive months as and to the extent referred to in the last paragraph of subparagraph 5.2 above; and

          (ii) failure to substantially complete restoration of the Building or Premises after fire or casualty as and within the time prescribed in subparagraph 7. 10) hereof;

          shall not be any longer than the period of time allotted to Landlord therefor under this Lease provided that (without derogating from any other obligations or Tenant under this Lease) Tenant promptly deliver to each such mortgagee of record a copy of all notices and other communications received from and which it gives to Landlord with respect to any of the three foregoing enumerated matters.

         8.4      No Modification, etc.

         No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.


         8.5      Continuing Offer.

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreement contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such, and such mortgagee shall be entitled to enforce such provisions in its own name.

         8.6      Subordination.

         This Lease shall be subject and subordinate to any first mortgage on the Building, now or at any time hereafter in effect, and to any and all advances hereafter made thereunder, and, in addition, Landlord shall have the option to subordinate this Lease to any other mortgage which includes the Premises as part of the mortgaged premises, provided that the holder of any mortgage of the nature referred to in this Section 8.6 enters into an agreement with Tenant by the terms of which (a) in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, and provided Tenant is not in default hereunder to the extent that Landlord has the right to terminate this Lease, the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease, subject to any rights of the Tenant regarding defaults of the Landlord of which Tenant has given notice pursuant to Section 8.3, and
(b) Tenant will agree to recognize the holder of such mortgage as Landlord in such event. This agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale.

         8.7      Implementation.

         Tenant agrees on request of Landlord to execute, acknowledge and deliver from time to time any agreement which may reasonably be deemed necessary to effectuate the provisions of this Article VIII.

                                                    ARTICLE IX

                                                     DEFAULTS

9.1      Events of Default.

Each of the following shall be an Event of Default hereunder:

          (a) If Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent or any Additional Rent hereunder (a "monetary default") and if such monetary default shall continue for ten (10) days after written notice thereof (which notice for the purposes of this paragraph may be given prior to the expiration of the five (5) day period referred to in Section 6. 1. 1, above); (b) if within thirty (30) days after written notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion; in the event (i) more than two written notices of default of the same type of obligation are given in any calendar year or (ii) in the event more than five written notices of default of any nature are given in any calendar year, then in either such event, Tenant shall pay to Landlord as rent and at the time the next rental payment hereunder is due, the sum of One Thousand Dollars ($1,000.00) for each such notice in each such calendar year in excess of either two or five such notices as the case may be.

          (c) if any assignment shall be made by tenant or any guarantor of Tenant for the benefit of creditors;

          (d) if Tenant's leasehold interest shall be taken on execution;

          (e) if a petition is filed by Tenant for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter.

                  Upon the occurrence of any Event of Default then remaining uncured, Landlord may terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease (Tenant hereby waiving any rights of redemption under MGLA c. 186, ss.11), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.


         9.2      Remedies.

               (a) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice by Landlord of its intention to re-enter or to institute legal proceedings to that end.

               (b) In the event of any termination, Tenant shall pay the Annual Fixed Rent, Additional Rent and all other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Annual Fixed Rent, Additional Rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys, fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Annual Fixed Rent, Additional Rent and other sums would have been payable hereunder if this Lease had not been terminated.

                    (c) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at the election of Landlord exercisable at any time, Tenant shall pay to Landlord an amount equal to the excess, if any, of the Annual Rent,. Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Real Estate Taxes and operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year) for the remainder of the Term of this Lease had the same remained in effect, over the then fair net rental value of the Premises for the same period.

                    (d) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) acting, reasonably relet the Premises or any part or parts thereof, notwithstanding that this Lease may not have been terminated, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for, the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

                    (e) Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

                    (f) Upon the occurrence of an Event of Default which is a monetary default (as defined in Paragraph 9. 1 (a), above) and notwithstanding that any other Event of Default which is not a monetary default shall have occurred and remain uncured at the time; or upon the termination of this Lease for the occurrence of an Event of Default which is a monetary default, notwithstanding that such termination may also have been effected because of the occurrence of a default other than a monetary default, then and in either such event, in addition to having the rights and remedies set forth in Paragraph 9.1 hereof and 9.2 hereof, Landlord may invoke any other remedy and seek any other damages not specifically provided for in said Paragraphs 9.1 and 9.2.

                    Upon the occurrence of one or more Events of Default, none of which is a monetary default (as defined in Paragraph 9. 1
                    (a) above); or upon the termination of this Lease for the occurrence of one or more Events of Default, none of which is a monetary default, then and in either such event, Landlord's rights, remedies and damages on account of such Event of Default or termination shall be limited to those set forth in Paragraph 9.1 and in Subparagraphs 9.2(a), (b),
                    (c), (d) and, to the extent of injunctive relief, (e) above.











                                                     ARTICLE X

                                                   MISCELLANEOUS

         10.1 Intentionally Deleted.

         10.2 Titles.

         The titles of the Articles are for convenience only and are not to be considered in construing this Lease.

         10.3 Notice of Lease.

         Landlord and Tenant agree that neither party shall record this Lease. Upon request of either party, both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Lease Term expires, an instrument in such form acknowledging the date of termination.

         10.4 Holding Over.

         Any holding over of the Premises by Tenant after the expiration or earlier termination of the Term or any extension or renewal thereof shall, subject to the application of the provisions of Paragraph 10. 16, below, constitute Tenant a trespasser of the Premises unless prior to such expiration or termination Landlord has executed a written instrument with Tenant in which Landlord agrees to an extension of the term of this I-ease. If Tenant so holds over, Landlord by a written notice to Tenant may declare the Tenant a tenant at will and the tenancy so created may be terminated by not less than ten (10) days, written notice by either party to the other. In the event Landlord makes such declaration, the tenancy shall be subject to all of the terms and provisions of this Lease except that it shall be terminable as above provided and the rent during such tenancy shall be 150% of the total average monthly rental payable by Tenant to Landlord for the immediately preceding lease year including but not limited to Annual Fixed Rent, and Additional Rent as provided in this Lease.

         10.5 Notice.

         Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing, notwithstanding that certain references in this Lease to requirements for notice may not call for the same to be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address prior to the commencement date and thereafter at the Premises or at such other address as may have been specified by prior notice to Landlord with a copy sent in the case of notices to Tenant in the same manner and to the same address addressed to "Corporate Counsel". Any communication or notice so addressed shall be deemed duly served when delivered in hand or upon delivery or attempted delivery following deposit in the U.S. mail, registered mail, return receipt requested.

         10.6 Bind and Inure.

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate, but not upon any trustee or beneficiary of the trust individually.

         10.7 No Surrender.

         The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

         10.8 No Waiver, Etc.

         The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4 shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The failure of Landlord to enforce any of said Rules and Regulations against any tenant in the Building shall not be deemed a waiver of any such rules or regulations, but Landlord shall not enforce such Rules and Regulations inconsistently or adopt any new rules or regulations which are unreasonable. The receipt by Landlord of fixed rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord, unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         10.9 No Accord and Satisfaction.

         No acceptance by Landlord of a lesser sum than the fixed rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. Notwithstanding anything to the contrary herein, in the event of a dispute, Tenant may make any payment of rent when due under protest but nothing shall relieve Tenant of its obligations to punctually and duly perform its obligations hereunder.

         10.10 Cumulative Remedies.

The specific remedies to which either Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         10.11 Partial Invalidity and Applicable Law.

         This Lease shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof nay be waived or modified, only by instruments in writing. executed by Landlord and Tenant.

         10.12 Landlord's Right to Cure Tenant's Default.

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provisions for such substituted performance by Landlord are made in this Lease with respect to such default. Except in case of emergency, these rights shall be exercised only after ten (10) days prior written notice from Landlord to Tenant of Landlord's intention to do so. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at an annual rate equal to the prime rate of interest announced from time to time by BankBoston, N.A., plus two percentage points (2%) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         10.13 Estoppel Certificates.

Tenant shall from time to time, upon request by Landlord, execute, acknowledge and deliver to Landlord or Landlord's designee a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the fixed rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section 10. 13 may be relied upon by any prospective purchaser or mortgagee of the Building or Property.

         Landlord shall from time to time upon request of Tenant, execute, acknowledge and deliver to Tenant, or Tenant's designee, a statement in writing reciting (to the extent Landlord acting reasonably considers the same to be accurate) that this Lease is unmodified and in full force and effect; that no moneys are due from Tenant to Landlord hereunder; that Tenant has not asserted in writing any offsets against payment of the rent or other sums due hereunder, and that no notice of default given by Landlord to Tenant remain outstanding.

         10.14 Waiver of Subrogation.

         Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall, if the other party so requests and if it can be so written without additional premium, or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the greater of indemnification received thereunder or the full insurable value of the portion of the Premises so damaged.

         10. 15 Brokerage.

         Tenant warrants and represents that, except as hereinafter set forth, it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation. Tenant represents that it has employed Spaulding & Slye as its broker at its own expense. Tenant shall indemnify Landlord and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorney's fees) for any compensation, commission or fees claimed by Spaulding & Slye or any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant. Landlord warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation, and shall indemnify Tenant and hold Tenant harmless from any costs, expense or liability (including costs of suit and reasonable attorney's fees) for any compensation, commission or fees claimed by any real estate broker or agent other than Spaulding & Slye in connection with this Lease or its negotiation by reason of any act of Landlord.

         10.16 Force Majeure.

         Except to the extent, if any, otherwise specifically provided in Articles III, V and VII, above, in any case where either party hereto is required to do any act, and is prevented or delayed in its performance thereof by or resulting, from an act of God, war, civil commotion, fire or other casualty, labor difficulties, shortages of labor, materials or equipment, governmental regulations, act of the other party, or other causes beyond such party's reasonable control (other than financial inability), the period of time during, which it is so prevented or delayed shall not be counted in determining the time during which such act is to be performed, whether such time be designated by a fixed date, a fixed time or a "reasonable time" and such party shall have no liability by reason thereof.




         10.17 Authority.

         If Tenant is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in The Commonwealth of Massachusetts. Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has or have authority to do so and fully to obligate Tenant to all terms and provisions of this Lease. Tenant shall, upon request from Landlord, furnish Landlord with a clerk's certificate of votes of its Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant's behalf.

         Landlord warrants that it has legal authority to operate and is authorized to do business in The Commonwealth of Massachusetts. Landlord also warrants that the person or persons executing this Lease on behalf of Landlord has or have authority to do so and fully to obligate Landlord to all terms and provisions of this Lease.

         10. 18 Parking.

         Landlord shall provide Tenant with parking, as hereinafter set forth, upon payment of the then monthly rate for parking spaces in the area(s) on the property designated by the Landlord for parking. The monthly rate for each parking space shall be $190.00 per month for the one year period beginning on the Term Commencement Date and shall thereafter be the prevailing market rate for parking spaces in garages in comparable buildings located in the area of Cambridge, Massachusetts where the Building is located. Tenant shall abide by any and all reasonable parking regulations and rules established by Landlord or Landlord's parking operator. Tenant shall be provided with one (1) parking space for every 1,000 p.s.f. of the Premises. A fraction of 1/2 or greater shall entitle Tenant to a full parking space. Tenant shall specify the number of spaces required from time to time, up to its permissible maximum, upon thirty
(30) days' advance written notice to Landlord and shall pay the charge therefor from and after the date of delivery of such space. In the event Tenant does not require the use of all of its permissible maximum number of parking, spaces, Landlord may allocate unused parking spaces to other users, provided such parking spaces shall be made available to Tenant within thirty (30) days of Tenant's notice that such parking spaces are required.

         10.19 Building Directory. Tenant shall have the right to not more than Tenant's then percentage of the rentable area of the Building, calculated as in
Section 4.2.4, above, of the listings on the lobby directory of the Building. The listing of one or more names of persons other than Tenant on such lobby directory shall not be construed as a consent by Landlord to an assignment or a subletting by Tenant to such person or persons. Landlord agrees while this Lease is in effect (i) not (of its own initiative) to change the present address of the Building, and (ii) not to name the Building after a business competitor of Tenant.

         10.20 Tenant's Right to Cure.

         If Landlord defaults in the performance or observance of any of its covenants or obligations set forth in this Lease, Tenant shall give Landlord notice specifying in what manner Landlord has defaulted and if Landlord shall not within twenty (20) days of such notice commence and thereafter diligently pursue to completion the cure of such default (except that if such default shall render the Premises or any part thereof exceeding twenty percent (20%) thereof unusable for the Permitted Uses or shall constitute an immediate danger to life or property the initial twenty (20) day period described above shall, for purposes of this paragraph, be deemed to be three (3) days), Tenant may forthwith cure the same and invoice Landlord for costs and expenses (including reasonable attorneys' fees and court costs) incurred by Tenant in curing the same, together with interest from the date Landlord receives Tenant's invoice, at a rate equal to the lesser of two percent (2 %) over the base rate in effect from time to time at BankBoston, N.A. or the maximum rate allowed by law. In no event, however, shall such right to reimbursement give rise to any right of setoff or other reduction of the rent or any other sum due from Tenant to Landlord hereunder, Tenant's sole remedy being the right to bring a separate, independent suit against Landlord for such reimbursement.

         10.21 Certain Other Matters.

                    (a) Insofar as the same relate to the Premises or the Building, Tenant agrees to comply at all times at its own expense with all Federal, State and local environmental protection laws, so-called, and all rules, regulations and ordinances relating thereto, including without limitation, Massachusetts General Laws c. 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act, the Federal Resource Conservation and Recovery Act and all amendments thereto.

                    (b) Tenant will neither permit nor suffer the presence of any hazardous materials (as that term is defined in any of the foregoing statutes) on the premises at any time except only for reasonable amounts of customarily used office supplies and cleaning materials and, upon request of Landlord, will deliver to Landlord a list reciting the identity and quantity of all such hazardous materials on the premises. Tenant will make no unlawful use of any hazardous materials and will neither suffer nor permit any threat of release, release or any other improper discharge thereof. If any threat of release or release occurs, Tenant will promptly remediate the same at its own expense and in accordance with all applicable law. In the event Tenant receives any notice from any regulatory agency or other such party requiring any action with respect to the remediation of any threat of release or release of any hazardous materials, Tenant will promptly fully notify Landlord thereof. Tenant will indemnify and save Landlord harmless from all loss, cost and expense Landlord may suffer or incur in connection with the failure of Tenant to perform any of its obligations hereunder, the provisions of this paragraph to survive and remain operative after termination of this Lease for any reason.

                    (c) Landlord agrees to indemnify and save Tenant harmless from all loss, cost and expense Tenant may suffer or incur by virtue of any violation by Landlord of any law, rule, regulations or ordinance referred to in (a) above to the extent of any personal injury or property damage or cost to Tenant of any remediation activity Tenant by law is required to perform. In the event Tenant suffers any such loss by virtue of the activity of any other tenant in the Building, Landlord at Tenant expense will enforce such rights as it has against such Tenant, the result of which will be to indemnify Tenant from and against all such loss. Landlord further agrees to indemnify and save Tenant harmless from all loss, cost and expense Tenant may suffer or incur in connection with the Premises by reason of the violation by Landlord of any other law, ordinance or regulation relating to the Building or the Premises.

                                    (d)  This  Lease  may  be  executed  by  the
                  parties hereto by means of multiple counterparts which, when taken together, shall constitute one document.


         10.22 Prior Lease. Reference is made to the lease dated as of June 15, 1989, as amended by that certain Amendment to Lease dated as of May 31, 1990, that certain Second Amendment to Lease dated as of December 31, 1992 and that certain Settlement Agreement dated as of June 23, 1992, between Landlord and Tenant (collectively, the "Prior Lease"), pursuant to which the Premises are currently demised by Landlord to Tenant. This Lease shall constitute an amendment and restatement in whole of the Prior Lease, provided that such amendment and restatement shall not be construed as relieving either party from any undischarged obligations arising under the Prior Lease.

EXECUTED as a sealed instrument as of the day and year first above written.


Landlord:

ONE MEMORIAL DRIVE LIMITED
PARTNERSHIP

By: One Memorial Drive Property
Management, Inc., its agent


By:_____________________________
Dean F. Stratouly,
President

Tenant:

PUTNAM, HAYES & BARTLETT,
INCORPORATED

By:/s/ Barbara J. Levine____________
Name: Barbara J. Levine
Title: Corporate Counsel
hereunto duly authorized

                                                CERTIFICATE OF VOTE
                                                        OF
                                      PUTNAM, HAYES & BARTLETT, INCORPORATED

         I, the undersigned, hereby certify that I am the Clerk of Putnam, Hayes & Bartlett, Incorporated, a Massachusetts corporation, duly elected, qualified and acting as such; that as such Clerk I have custody of the minutes of the meetings of the Board of Directors of said corporation; that at a meeting of said Board of Directors duly called and held on_________, 199_, at which a quorum of the Directors was present and voted throughout, it was unanimously

         VOTED: That this corporation lease from One Memorial Drive Limited Partnership an area of approximately 55,763 square feet of floor space in the building located at One Memorial Drive, Cambridge, Massachusetts, at such rental, for such period of time, and upon such other terms and conditions as_________________,
                                    of  this   corporation   may  in  his   sole
                           discretion deem advisable; that the said , be and he hereby is authorized and directed to execute and deliver on behalf of this corporation a form of lease, Notice of Lease, Subordination, Non-Disturbance and Attornment Agreement and such other documents, all in such form and upon such terms and conditions as the said in his sole discretion shall deem appropriate in the circumstances; and that the execution and delivery of each thereof by the said shall be conclusive evidence that each of the sane shall have been authorized hereby.

         I further certify that ___________________ presently is Clerk of said corporation, that the foregoing vote presently is in full force and effect and has not been modified or amended, and that the passage of the same was consistent with and not in violation of the bylaws, charter and other governing documents of said corporation.

Dated: January, _ 1998                      __________________________________
Clerk, Putnam, Hayes & Bartlett, Incorporated

                                                     EXHIBIT A
                                           LEGAL DESCRIPTION OF THE LAND

         A parcel of land, partly registered and partly unregistered shown as containing 74,283 + square feet according to a plan entitled "Plan of and in Cambridge, Mass", dated April 8, 1974 by William S. Crocker, Inc. and recorded with the Middlesex South Registry of Deeds in Book 12634, Page 63, and bounded and described according to that plan as follows:

NORTHERLY by Main Street, five hundred forty-one and 35/100 feet;
SOUTHEASTERLY by the Esplanade, so called, four hundred seventy-six and 11/100 feet;
SOUTHWESTERLY one hundred twenty-feet;
NORTHWESTERLY nineteen and 85/100;
SOUTHERLY seventy-six and 34/100 feet; and NORTHWESTERLY one hundred twenty-five and 118/1000 feet, this and said last three courses being by land now or formerly of Arthur D. Little, Inc. (although not so marked on said plan).

Together with the buildings, improvements, and fixtures located thereon.

         There are included in the land conveyed hereby the following two parcels of registered land:

         The first registered parcel is shown as Lot F on Land Court Plan 2090C, filed with Certificate 8538 in Registration Book 58, Page 309, in the Middlesex South Registry District of the Land Court, bounded and described as follows:

                    Northerly by the Southerly line of Main Street, two hundred seventy-one and 37/100 feet;

                    Southeasterly by the Northwesterly line of the Esplanade, one hundred thirty and 39/100 feet;

                    Southwesterly by land now or formerly of George C. Crocker, et al., Trustees, one hundred seventy-eight and 68/100 feet; and

         Westerly by Lot E as shown on plan hereinafter mentioned, eight and 83/100 feet (Lot E being part of the second registered parcel below identified).

         The second registered parcel is that shown on Land Court Plan 6615B filed with the Certificate filed in Registration Book 60, Page 301. in the Middlesex South Registry District of the Land Court, bounded and described as follows:

                    Northerly by the Southerly line of Main Street, two hundred and thirty feet;

         Easterly, seventy-two and 28/100 feet;

                    Southeasterly, two hundred and 70/100 feet, by land now or formerly of Frederick D. Fisk, et al., Trustees;

                    Southerly by land now or formerly of Arthur D. Little, Inc., thirty-six and 34/100 feet; and

                    Westerly by other land now or formerly of Frederick D. Fisk, et al, Trustees, one hundred and twenty-five feet.

                    For Mortgagor's title see transfer Certificate of Title No. 170276 and deed recorded at Middlesex Registry of Deeds at Book 15494, Page 554.

                                                     EXHIBIT C

                                        DETERMINATION OF FAIR RENTAL VALUE

         In the event the Fair Rental Value of the Additional Premises or the Premises during any Additional Term must be determined by appraisal, the determination of Fair Rental value shall be made:

                    (i)  by  an  appraiser  chosen  by  agreement   between  the
                         parties; or

                    (ii) if the parties  shall not agree on an appraiser  within thirty (30) days after the period for agreement on Fair Rental Value has elapsed, by taking the arithmetic average of the value assigned by three appraisers, one selected by each of the parties, and the third selected by agreement of the two appraisers so selected; provided that, if the appraised value assigned by any appraiser selected by a party shall be less than ninety percent (90%), or more than one hundred ten percent (110 %) of the appraised value assigned by the third appraiser, then such first value shall, for purposes of this subparagraph, be increased to ninety percent (90%) or decreased to one hundred ten percent (110 %), as applicable, of the appraised value assigned by such third appraiser. All appraisers referred to in this Exhibit shall be M.A.I. appraisers with at least 10 years of experience appraising commercial real estate in the greater Boston area. The costs of each appraiser shall be borne by the party appointing him, or in the case of a third appraiser, shall be shared equally by the parties. In the event that either party fails to appoint an appraiser pursuant to this subparagraph within thirty (30) days after the period for agreement of Fair Rental Value has elapsed, then the appraiser, if any, appointed by the other parties shall, acting singularly, make the determination of Fair Rental Value. If the two appraisers appointed by the parties do not within a period of fifteen (15) days after the appointment of the later of them, appoint a third appraiser willing so to act, then either party may designate instead that the third appraiser be appointed by the American Arbitration Association (pursuant to its then applicable rules) or a successor organization thereto (unless any party or business associate thereof holds such a position, in which event said third appraiser shall be appointed by the person holding the next highest position on said Board who is not a business associate of any party) and the individual so appointed shall for all purposes have the same standing and powers as though he had been seasonably appointed by the appraisers first appointed. The appraisers shall be instructed that the foregoing appraisals shall reflect any anticipated increase in the rental payable between the date of the appraisers, report and the first day of the extended term and that in determining the same they may (but need not) take into account any appropriate nationally recognized consumer Price Index. Such appraisals shall also take into account the fact that the portion of the rental subject to appraisal which is included in Tenants Included Share of Real Estate Taxes and Operating Expenses (referred to on page 3 above) by their own terms are subject to increase. The appraisers shall also considers all other relevant factor . No rental increase shall be attributable to the value of or the right to use any improvements paid for by Tenant (and not reimbursed by Landlord) and installed after commencement of the term of the Prior Lease. Each appraiser appointed hereunder shall acknowledge in writing an obligation hereunder to reach a decision no later than 30 days after their appointment.

                                                     EXHIBIT D

                                               INTENTIONALLY DELETED

                                                     EXHIBIT E

                                               INTENTIONALLY DELETED

                                                     EXHIBIT F

                                               INTENTIONALLY DELETED